Exhibit 99.3

Execution Version

REGISTRATION RIGHTS ASSIGNMENT AGREEMENT

THIS REGISTRATION RIGHTS ASSIGNMENT AGREEMENT (this “Agreement”) dated as of this 3rd day of June, 2015, by and among First Reserve Fund XII, L.P., a Cayman Islands limited partnership (“FRF”), FR XII-A Parallel Vehicle, L.P., a Cayman Islands limited partnership (“FRA”), FR XI Offshore AIV, L.P., a Cayman Islands limited partnership (“FR AIV”), FR Torus Co-Investment, L.P., a Cayman Islands limited partnership, as assignors (“FRT” and together with FRF, FRA and FR AIV, the “Assignors” and each a “Assignor”), CANADA PENSION PLAN INVESTMENT BOARD, a Canadian federal Crown corporation, as assignee (the “Assignee”) and ENSTAR GROUP LIMITED, a Bermuda company (the “Company”). Capitalized terms used herein shall have meanings assigned to such terms in the Securities Purchase Agreement (as defined below) unless otherwise defined herein or the context clearly requires otherwise.

W I T N E S S E T H:

WHEREAS, in connection with and pursuant to the Securities Purchase Agreement by and among the Assignee and the Assignors, dated May 29, 2015 (the “Securities Purchase Agreement”), Assignee will acquire from Assignors, subject to the conditions set forth therein, Ordinary Shares and Series E Shares of the Company;

WHEREAS, as a condition to Assignee’s obligations to the Securities Purchase Agreement, Assignors are entering into this Agreement for the purpose of, among other things, (i) assigning to Assignee all of Assignors’ right and interest in the Registration Rights Agreement, dated as of April 1, 2014, among the Company, the Assignors and Corsair Specialty Investor, L.P., other than as specified below (the “Registration Rights Agreement”) and (ii) delegating to Assignee all of the duties of the Assignors in and under the Registration Rights Agreement, in each case other than as specified below; and

WHEREAS, the Company consents to the assignment described above as of the Effective Date (as defined in Section 6 of this Agreement).

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto do hereby agree as follows:

Section 1. Assignment. Assignors hereby assign unto Assignee and its successors and assigns all of their right and interest in and to, and remedies under, the Registration Rights Agreement, including all rights exercisable by Assignors thereunder from and after such Effective Time, provided that Assignors shall retain all rights and related obligations under Section 1 of the Registration Rights Agreement with respect to the Mandatory Shelf Registration Statement (as defined therein) and under Section 4, 5, 6, 8, 9, 10, 11 and 12 to the extent, and only to the extent, associated with such Mandatory Shelf Registration Statement (and, in the case of Section 8, sales pursuant to Rule 144). Notwithstanding the foregoing, Assignors shall have no obligations under Section 9 of the Registration Rights Agreement after the earliest to occur of clauses (A) through (E) in Section 1(b) of the Registration Rights Agreement. Assignors represent and warrant that the Assignors (i) are not in breach and have not previously been in breach of the Registration Rights

Agreement, (ii) have not exercised any of the three demand registration rights pursuant to Section 2 of the Registration Rights Agreement and (iii) have not assigned or encumbered any of their rights under the Registration Rights Agreement, other than the assignment to the Assignee contemplated hereby.

Section 2. Assumption. Assignee hereby assumes all of Assignors’ obligations under the Registration Rights Agreement arising from and after such Effective Time, other than to the extent retained by Assignors pursuant to Section 1 hereof.

Section 3. Consent and Confirmation

(a) The Company hereby consents to the assignment of all of Assignors’ right and interest in the Registration Rights Agreement, including all rights exercisable by the Assignors thereunder from and after such Effective Time, subject to the retention of rights pursuant to Section 1 hereof and recognizes Assignee as the Assignors’ successor-in-interest in and to the Registration Rights Agreement. For the avoidance of doubt, the Company agrees that from and after such assignment and assumption: (i) all references to “Parent Shares” or “Common Shares” or “Series B Convertible Participating Non-Voting Perpetual Preferred Stock” of the Company or “Registrable Securities” acquired by Assignors under the Amalgamation Agreement (as defined in the Registration Rights Agreement) shall be deemed to refer to the Common Shares and Non-Voting Shares acquired by Assignee under the Securities Purchase Agreement, (ii) the six-month waiting period referred to in Section 2(a) of the Registration Rights Agreement has been satisfied and shall have no application to the Assignee, and (iii) notices to the Assignee pursuant to the Registration Rights Agreement shall be sent in accordance with the notice provisions of the Securities Purchase Agreement. The Company further agrees that (i) no breach by Assignors or any of the rights or obligations retained by Assignors hereunder shall prejudice or limit any of the rights of Assignee under the Registration Rights Agreement and (ii) no breach by Assignee of any of the rights or obligations assigned to Assignee hereunder, shall prejudice or limit any of the rights of Assignors retained by them hereunder in respect of the Registration Rights Agreement.

(b) The Company hereby confirms to Assignee that (i) the Registration Rights Agreement is in full force and effect and (ii) to the best of its knowledge, there exists no actual, claimed or threatened breach, nor any actual, claimed or threatened event which, but for the passage of time, the giving of notice, or both, would constitute a breach under the Registration Rights Agreement with respect to the performance of any of the terms, covenants or conditions to be performed thereunder.

Section 4. Securities Purchase Agreement. Assignee and the Assignors, by execution of this Agreement, each hereby acknowledge and agree that neither the representations and warranties nor the rights, obligations or remedies of any party under the Securities Purchase Agreement shall be deemed to be abrogated, modified or altered in any way by execution or acceptance of this Agreement.

Section 5. Effectiveness. This Agreement shall become effective as of and subject to the closing under the Securities Purchase Agreement.

Section 6. Miscellaneous. Sections 8.3-8.19, other than Section 8.10, from the Securities Purchase Agreement are incorporated herein mutatis mutandis, provided, notices to the Company shall be delivered to:

2

Enstar Group Limited

P.O. Box HM 2267

Windsor Place, 3rd Floor, 22 Queen Street

Hamilton HM JX

Bermuda

Attention: Paul J. O’Shea, Joint Chief Operating Officer

Facsimile: (441) 296-7319

E-mail: paul.o’shea@enstargroup.com

with a copy (which shall not constitute notice to the Company) to:

Drinker Biddle & Reath LLP

One Logan Square, Suite 2000

Philadelphia, PA 19103

Attention: Robert C. Juelke

Facsimile: (215) 988-2757

E-mail: robert.juelke@dbr.com

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have each caused this Agreement to be duly executed as of the date first written above.

ASSIGNORS:

First Reserve Fund XII, L.P.

By:	First Reserve GP XII, L.P., its general partner
By:	First Reserve GP XII Limited, its general partner

By:	/s/ Kenneth W. Moore
	Name:	Kenneth W. Moore
	Title:	Director

FR XII-A Parallel Vehicle, L.P.

By:	First Reserve GP XII, L.P., its general partner
By:	First Reserve GP XII Limited, its general partner

By:	/s/ Kenneth W. Moore
	Name:	Kenneth W. Moore
	Title:	Director

FR XI Offshore AIV, L.P.

By:	FR XI Offshore GP, L.P., its general partner
By:	FR XI Offshore GP Limited, its general partner

By:	/s/ Kenneth W. Moore
	Name:	Kenneth W. Moore
	Title:	Director

FR Torus Co-Investment, L.P.

By:	First Reserve GP XII Limited, is general partner

By:	/s/ Kenneth W. Moore
	Name:	Kenneth W. Moore
	Title:	Director

ASSIGNEE:

Canada Pension Plan Investment Board

By:	/s/ R. Scott Lawrence
	Name:	R. Scott Lawrence
	Title:	Managing Director, Head of Relationship Investments

By:	/s/ Eric M. Wetlaufer
	Name:	Eric M. Wetlaufer
	Title:	Senior Managing Director & Global Head of Public Market Investments

COMPANY:

Enstar Group Limited

By:	/s/ Dominic F. Silvester
	Name:	Dominic F. Silvester
	Title:	Chief Executive Officer